CMG FUND TRUST

77B Accountant's Report on Internal Control

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PricewaterhouseCoopers LLP
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                         Report of Independent Auditors

To the Shareholders and Trustees of
CMG Fund Trust

In planning and performing our audits of the financial statements of CMG Small Cap Fund (formerly CMC Small Cap Fund), CMG Small/Mid Cap Fund (formerly CMC Small/Mid Cap Fund), CMG International Stock Fund (formerly CMC International Stock Fund), CMG Strategic Equity Fund (formerly CMC Strategic Equity Fund), CMG Fixed Income Securities Fund (formerly CMC Fixed Income Securities Fund), CMG High Yield Fund (formerly CMC High Yield Fund), CMG Short Term Bond Fund (formerly CMC Short Term Bond Fund), CMG Enhanced S&P 500 Index Fund, CMG Mid Cap Growth Fund, CMG Mid Cap Value Fund, CMG Small Cap Growth Fund and CMG Small Cap Value Fund (the "Funds"), each a series of CMG Fund Trust (formerly CMC Fund Trust) for the period ended July 31, 2003, we considered their internal control, including control activities for safeguarding securities, in order to determine our auditing procedures for the purpose of expressing our opinion on the financial statements and to comply with the requirements of Form N-SAR, and not to provide assurance on internal control.

The management of the Funds is responsible for establishing and maintaining internal control. In fulfilling this responsibility, estimates and judgments by management are required to assess the expected benefits and related costs of controls. Generally, controls that are relevant to an audit pertain to the entity's objective of preparing financial statements for external purposes that are fairly presented in conformity with generally accepted accounting principles. Those controls include the safeguarding of assets against unauthorized acquisition, use or disposition.

Because of inherent limitations in internal control, errors or fraud may occur and not be detected. Also, projection of any evaluation of internal control to future periods is subject to the risk that it may become inadequate because of changes in conditions or that the effectiveness of the design and operation may deteriorate.

Our consideration of internal control would not necessarily disclose all matters in internal control that might be material weaknesses under standards established by the American Institute of Certified Public Accountants. A material weakness is a condition in which the design or operation of one or more of the internal control components does not reduce to a relatively low level the risk that misstatements caused by error or fraud in amounts that would be material in relation to the financial statements being audited may occur and not be detected within a timely period by employees in the normal course of performing their assigned functions. However, we noted no matters involving internal control and its operation, including controls for safeguarding securities, that we consider to be material weaknesses as defined above as of July 31, 2003.



This report is intended solely for the information and use of the Board of Trustees, management and the Securities and Exchange Commission and is not intended to be and should not be used by anyone other than these specified parties.




PricewaterhouseCoopers LLP
September 26, 2003


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EXHIBIT 77.H


77.H     CHANGES IN CONTROL OF REGISTRANT

CMG SMALL CAP FUND (SERIES #01):

No client had controlling interest in this fund.


CMG INTERNATIONAL STOCK FUND (SERIES #02):

Controlling interest went to record owner, Fleet National Bank FBO Liberty Omnibus R/R, at 52.69%. No other client holds more than 25% of the fund.


CMG HIGH YIELD FUND (SERIES #03):

No client had controlling interest in this fund.


CMG SHORT TERM BOND FUND (SERIES #04):

Controlling interest went to Pacificorp Environmental at 27.55%. No other client holds more than 25% of the fund.


CMG FIXED INCOME SECURITIES FUND (SERIES #05)

Controlling interest stayed with Local Union 191 IBEW Joint Trust Funds at 32.71%. No other client holds more than 25% of the fund.


CMG INTERNATIONAL BOND FUND (SERIES #06)

No clients were invested in this fund.


CMG SMALL/MID CAP FUND (SERIES #07)

No client had controlling interest in this fund.


CMG STRATEGIC EQUITY FUND (SERIES #08)

No client had controlling interest in this fund.


CMG ENHANCED S&P 500 INDEX FUND (SERIES #09)

Controlling interest went to record owners, Fleet National Bank FBO CMC Omnibus C/C and Fleet National Bank FBO CMC Omnibus C/R, at 40.28% and 59.71%, respectively. No other client holds more than 25% of the fund.


CMG MID CAP GROWTH FUND (SERIES #10)

Controlling interest went to record owners, Fleet National Bank FBO CMC Omnibus C/C, Fleet National Bank FBO CMC Omnibus C/R and Fleet National Bank FBO CMC Omnibus R/R, at 35.84%, 32.16% and 31.95%, respectively. No other client holds more than 25% of the fund.


CMG MID CAP VALUE FUND (SERIES #11)

Controlling interest went to record owners, Fleet National Bank FBO CMC Omnibus C/C, Fleet National Bank FBO CMC Omnibus C/R and Fleet National Bank FBO CMC Omnibus R/R, at 43.31%, 31.02% and 25.63%, respectively. No other client holds more than 25% of the fund.


CMG SMALL CAP GROWTH FUND (SERIES #12)

Controlling interest went to record owner, Fleet National Bank FBO CMC Omnibus R/R, at 79.42%. No other client holds more than 25% of the fund.


CMG SMALL CAP VALUE FUND (SERIES #13)

Controlling interest went to record owner Fleet National Bank FBO CMC Omnibus R/R at 77.32%. No other client holds more than 25% of the fund.

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EXHIBIT 77.O

77.O     TRANSACTIONS EFFECTED PURSUANT TO RULE 10F-3


CMG High Yield Fund (series #03):


Qualifying transactions are listed below. On a quarterly basis, the Registrant's Board of Directors receives a Form 10F-3 containing information that enables them to determine that all purchases made during the quarter were effected in compliance with the Registrant's 10F-3 procedures.


1)      Issuer:                 Cinemark USA
        Date of Purchase:       04/25/03
        Underwriter from whom Purchased:
                                Lehman Brothers
        Affiliated Underwriters:
                                Fleet Securities, Inc.
        Other Members of Syndicate:
                                Bank of America
                                Bank of New York
        Aggregate dollar amount of purchase:
                                $992,062.50
        Aggregate dollar amount of offering:
                                $210,000,000
        Purchase price (net of fees and expenses):
                                $107.25
        Date offering commenced:
                                04/25/2003
        Commission:             $14,880.94 net


2)      Issuer:                 Speedway Motorsports Date of Purchase: 05/8/03
        Underwriter from whom Purchased:
                                Bank of America
        Affiliated Underwriters:
                                Fleet Securities, Inc.
        Other Members of Syndicate:
                                Credit Lyonnais Securities
                                Suntrust
                                Wachovia
        Aggregate dollar amount of purchase:
                                $250,000
        Aggregate dollar amount of offering:
                                $230,000,000
        Purchase price (net of fees and expenses):
                                $100
        Date offering commenced:
                                05/8/2003
        Commission:             $6,250.00 net
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3)      Issuer:                 Lin TV
        Date of Purchase:       05/12/03
        Underwriter from whom Purchased:
                                JP Morgan
        Affiliated Underwriters:
                                Fleet Securities, Inc.
        Other Members of Syndicate:
                                Deutshce Bank
                                Bear Stearns
                                Morgan Stanley
                                Scotia Capital Inc.
        Aggregate dollar amount of purchase:
                                $725,000
        Aggregate dollar amount of offering:
                                $200,000,000
        Purchase price (net of fees and expenses):
                                $100
        Date offering commenced:
                                05/12/2003
        Commission:             $12,687.50 net


4)       Issuer: Apogent Technologies Date of Purchase: 05/22/03
        Underwriter from whom Purchased:
                                Lehman Brothers
        Affiliated Underwriters:
                                Fleet Securities, Inc.
        Other Members of Syndicate:
                                JP Morgan
                                Credit Suisse First Boston
                                Bank of America
                                Bank One
                                Comerica
                                Goldman Sachs
                                Baird
                                Royal Bank of Scotland
                                Scotia Capital Inc.
                                Suntrust
                                Wachovia
        Aggregate dollar amount of purchase:
                                $575,000
        Aggregate dollar amount of offering:
                                $250,000,000
        Purchase price (net of fees and expenses):
                                $100
        Date offering commenced:
                                05/22/2003
        Commission:             $11,500.00 net